Exhibit (c)(2)

Project Amber Preliminary Valuation Materials April 8 , 2011 Confidential Presentation

Table of Contents Agenda 1. Transaction Overview 2. Preliminary Valuation Analysis ________________________________________________________________________________________ Appendices

Transaction Overview

Bain Capital's Non-Binding Offer Made on Apr 1, 2011

Transaction Overview

US$ in mm, except multiples and per share amounts		April 5, 2011 Close	Bain Capital's Non-binding Offer
Share price		$6.07	$9.00
Premium To	***Metric***		
March 31, 2011 (day prior to non-binding offer)	*$6.17*	*(1.6%)*	*45.9%*
March 4, 2011 (day prior to the buyout offer announcement)	*$6.26*	*(3.0%)*	*43.8%*
1 Month VWAP	*$6.25*	*(2.9%)*	*44.0%*
3 Month VWAP	*$6.22*	*(2.5%)*	*44.6%*
6 Month VWAP	*$6.97*	*(12.9%)*	*29.1%*
12 Month VWAP	*$9.42*	*(35.6%)*	*(4.5%)*
Fully diluted shares outstanding (mm) (1)		29.1	29.5
Equity value		**176.5**	**265.5**
Add: interest bearing debt (2)		-	-
Add: minority interests (2)		0.0	0.0
Less: cash (2)		(28.2)	(28.2)
Enterprise value		**148.3**	**237.3**
FY2010A EV/EBITDA	*$18.4*	**8.1x**	**12.9x**
FY2010A P/E	*$15.4*	**11.4x**	**17.2x**
IBES consensus (3)			
EV/EBITDA			
FY2011E	*$18.9*	7.8x	12.5x
FY2012E	*$23.0*	6.4x	10.3x
P/E			
FY2011E	*$16.2*	10.9x	16.4x
FY2012E	*$19.3*	9.2x	13.8x
Management Plan projections (4)			
EV/EBITDA			
FY2011E	*$19.5*	7.6x	12.2x
FY2012E	*$22.6*	6.6x	10.5x
P/E			
FY2011E	*$16.9*	10.4x	15.7x
FY2012E	*$19.5*	9.1x	13.6x

1. *Calculated based on treasury stock method.*
2. *As of December 31, 2010. Cash balance excludes restricted cash.*
3. *Note that the only broker covering Amber who provides financial projections is Roth Capital Partners, i.e. IBES consensus financials are the same as Roth Capital Partners' research report published on March 23, 2011.*
4. *Based on Management Plan projections provided by Amber Management on April 7, 2011.*

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Summary of Non-Binding Offers for Amber ___________________________ 1. Represents the offer premium relative to the last trading price and 30-day VWAP prior to the date of each offer received. Offer Premium1 44% 48% 7-16% 45% 31-71% 47-70% 47% 35% (10)% 9-14% 30-day VWAP Non-binding offer made after DD 46% $9 Bain Capital Apr 1, 2011 Indicative offer prior to DD; invited to conduct DD 51% $9 Bain Capital Feb 9, 2011 Indicative offer prior to DD; Bosch withdrew during DD phase 61% $11.40 Bosch Nov 22, 2010 Indicative offer prior to DD; Amber discontinued discussions 35% $13 CVCi Aug 3, 2010 Indicative offer prior to DD; invited to conduct DD 64-89% $13-15 CAG Aug 11, 2010 Indicative offer prior to DD; Tyco indicated inability to improve its offer price and discussions discontinued 15-23% $230-250mm EV (~$8.40-9.05) Tyco Nov 23, 2010 Non-binding offer made after DD; CAG discontinued discussions 28-66% $10-13 CAG Oct 9, 2010 56% (1)% 22-29% Last Price $19.50 $285mm EV ($10.88) $13.04–13.70 Offer (Per share unless otherwise noted) Indicative offer prior to DD; Amber terminated sale process Stanley Jun 19, 2009 Indicative offer prior to DD; Amber terminated sale process Honeywell Jun 17, 2009 Indicative offer prior to DD; Honeywell withdrew during DD phase Honeywell Apr 5, 2010 Details Potential Buyer Date Transaction Overview Amber Historical Share Price and Summary of Formal Sale Processes Conducted Summary of Known Offers Made for Amber (Since June 2009) 0 5 10 15 20 Apr-09 Jun-09 Aug-09 Oct-09 Dec-09 Feb-10 Apr-10 Jun-10 Aug-10 Oct-10 Dec-10 Feb-11 Apr-11 2B May-Jun 2009: Sale process conducted by BoAML - 12 potential strategic buyers contacted - 5 signed NDA and reviewed Information Memorandum - 2 submitted indicative non-binding bids after first round - Process terminated in June Oct-Dec 2010: Market check process conducted by BarCap - 9 potential strategic buyers + 1 financial sponsor contacted - 4 signed NDA and reviewed Information Memorandum - 2 submitted indicative non-binding bids after first round - 1 conducted due diligence and withdrew from process in Dec 1 1 2A 2B 4A 4A 4B 4B 5 6 5 6 7A 7B 7A 7B 2A 3 3 2

Preliminary Valuation Analysis

Valuation Methodologies and Key Assumptions

Preliminary Valuation Analysis

"Standalone" Valuation Methodology

Trading Comparables

- ***Comparison of offer multiple against prevailing and historical trading multiples of referencing companies***
- 3 reference groups:
  - China Industrial Technology Companies
  - Select U.S. Listed Chinese Companies
  - Select Global Fire Products and Services Companies
- Share prices as of April 5, 2011

Discounted Cash Flow ("DCF")

- ***Estimated intrinsic valuation of business based on its cash flow projections***
- 5-year DCF model
- Management Plan projections
- Terminal multiple of 8.0-12.0x LTM EBITDA to reflect EBITDA multiples over the business cycle
- Weighted average cost of capital ("WACC") range: 10.0% to 12.0%

"Control" Valuation Methodology

Transaction Comparables

- ***Comparison of offer multiple against multiples paid in comparable transactions***
- Reviewed comparable transactions in the fire & safety sector between 1999 to present

Historical Takeover Premia Paid

- ***Comparison of offer premium against historical takeover premia paid by acquirers of publicly-traded U.S. companies***
- Reviewed transactions from 2006 to present with transaction values between US$100-500 million
- Valuation based on premia range of 25% to 40%

Leveraged Buyout ("LBO")

- ***Implied valuation for financial buyers to achieve certain target equity returns at exit***
- Management Plan projections
- US$60mm debt per Bain Capital's current offer (implied 3.3x LTM EBITDA)
- Exit multiple of 8.0-12.0x LTM EBITDA to reflect EBITDA multiples over the business cycle
- Target equity returns of 25% assuming exit in year 3 or 4

1. Management Plan projections provided by Amber Management on April 7, 2011.

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$7.85 $7.71 $5.23 $10.20 $9.59 $14.79 $6.80 $6.55 $4.59 $8.00 $7.24 $9.67 $8.64 $4 $6 $8 $10 $12 $14 $16 Preliminary Valuation Summary DCF (Management Plan Projections(2)) Historical Takeover Premia 52-Week Historical Trading Range Trading Comparables Brokers’ Price Target Transaction Comparables 6 1 2 3 4 5 Market and Research Control Preliminary Valuation Analysis Equity Value Per Share(1) Illustrative LBO (Management Plan Projections(2)) 7 Bain Capital’s Non-Binding Offer: US$9.00 ___________________________ 1. Based on fully diluted shares outstanding of 29.5mm (assumes share price of US$9.00 for the purposes of treasury stock method calculation), net cash of US$28.1mm and US$0.0mm minority interests as of December 31, 2010. 2. Based on Management Plan projections provided by Amber Management on April 7, 2011. 3m VWAP: US$6.22 6m VWAP: US$6.97 Comments 52 week low: US$5.23 (Mar 24, 2011) 52 week high: US$14.79 (May 18, 2010) 6.0-9.5x FY11E EV/EBITDA; 8.0-12.5x FY11E P/E Implied valuations based on Management Plan projections(2) EV/LTM EBITDA: 9.0x – 14.0x Implied valuations based on FY10A EBITDA Takeover premia: 25.0% - 40.0% Implied valuations based on closing price of Mar 31, 2011 12 month price target (Roth Capital Partners, March 23, 2011) 1m VWAP: US$6.25 Share Price (April 5, 2011): US$6.07 WACC: 10.0-12.0%; terminal LTM EBITDA multiple: 8.0-12.0x Target IRR: 25.0% Exit in year 3 or 4 at 8.0-12.0x LTM EBITDA Standalone Valuation Methodology 4

0 5 10 15 20 25 30 Jul-07 Nov-07 Mar-08 Jul-08 Nov-08 Mar-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 Price (US$) 0 1 2 3 4 5 6 Volume ('mm) Volume Price Amber Share Price Trading History ___________________________ Source: FactSet and company announcements Share Price Performance and Volume (Since July 2007 Listing) Preliminary Valuation Analysis March 7, 2011 Announces offer received from a financial sponsor Feb 8, 2010 Announces US$92mm contract win with Wuhan Iron and Steel March 16, 2011 Announces 2010 full year results Mar 30, 2010 Appoints new Chairman and CEO 29.1% $6.97 6M VWAP (35.8%) $14.79 52 week high (May 18, 2010) 81.6% $5.23 52 week low (Mar 24, 2011) Bain Capital’s Offer Premium/(Discount) Price $9.42 $6.22 $6.25 $6.07 44.6% 3M VWAP 48.3% Price as of April 5, 2011 (4.5%) 12M VWAP 44.0% 1M VWAP Nov 9, 2010 Announces 3Q results and withdraws full year guidance Aug 9, 2010 Announces 2Q results and revises earnings guidance 1 5

0 25 50 75 100 125 150 Apr-10 May-10 Jun-10 Jul-10 Sep-10 Oct-10 Nov-10 Dec-10 Feb-11 Mar-11 Amber China Security & Surveillance Technology Hollysys Automation Technologies China Automation Group U.S. Listed Chinese Companies (1) Global Fire Products and Services Companies (2) NASDAQ Index Hang Seng China Enterprise Index Shanghai Composite Index Relative Share Price Performance LTM Indexed Share Price Performance ___________________________ Source: Bloomberg, FactSet (as of April 5, 2011) 1. U.S. Listed Chinese Companies include: A-Power Energy Generation Systems, China Information Technology, China Sunergy, China Valves Technology, China XD Plastics, Duoyuan Global Water, Fushi Copperweld, Jinpan International and Lihua International. 2. Global Fire Products and Services Companies include: Honeywell International, Tyco International and United Technologies Corporation. Preliminary Valuation Analysis (52.7%) (40.1%) (40.3%) (6.0%) 3.3% 7.0% 10.2% 14.9% 21.4% 1 6

Brokers’ Price Target ___________________________ Source: FactSet, broker research report Preliminary Valuation Analysis LTM Research Price Target vs. Actual Price +31.8% Premium/(Discount) to Share Price (Apr 5, 2011): Price Target (US$) Rating Date Broker 8.00 (11.1)% Premium/(Discount) to Offer Price: Buy March 23, 2011 Roth Capital Partners “Our $8 price target is based on 14.5x multiple applied to our 2011 GAAP EPS estimate of $0.55. The premium multiple is based on our expectation for a >30% buy-out premium” (Roth Capital Partners, March 23, 2011) “Factors that may impede Amber shares from reach price target include a buyout process does not materialize, substantial weakness in the company’s fundamentals, or unexpected management turnover” (Roth Capital Partners, March 23, 2011) Brokers’ Price Target Summary Select Broker Commentaries 1 1 0 1 1 1 1 1 1 1 1 2 2 # Ratings 4/10 5/10 6/10 7/10 8/10 9/10 10/10 11/10 12/10 1/11 2/11 3/11 4/11 4 6 8 10 12 14 16 18 20 22 24 Price (USD) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% % of Ratings 100% 100% 100% 100% 100% 100% 100% 100% 50% 50% 100% 100% 50% 50% 6.07 8.00 Underw eight + Sell Rating Hold Rating Buy + Overw eight Rating Actual Price Target Price 2 7

Trading Comparables

Preliminary Valuation Analysis

FY2011E EV/EBITDA



Selected indicative range: 6.0x – 9.5x
7.8x
4.7x
11.1x
13.3x
3.8x
7.4x
8.7x
8.9x
Amber
China Security & Surveillance Tech.
China Automation Group
Hollysys Automation
Average of US-Listed Chinese Co's (1)
Tyco International
Honeywell International
United Technologies Corp.
China Industrial Technology Companies
Global Fire Products and Services Companies(2)

FY2011 P/E



Selected indicative range: 8.0x – 12.5x
10.9x
4.5x
15.2x
18.1x
5.5x
14.8x
15.3x
16.0x
Amber
China Security & Surveillance Tech.
China Automation Group
Hollysys Automation
Average of US-Listed Chinese Co's (1)
Tyco International
Honeywell International
United Technologies Corp.
China Industrial Technology Companies
Global Fire Products and Services Companies(2)

Source: FactSet estimates (as of April 5, 2011), company filings

1. *Select U.S. Listed Chinese Companies include: A-Power Energy Generation Systems, China Information Technology, China Sunergy, China Valves Technology, China XD Plastics, Duoyuan Global Water, Fushi Copperweld, Jinpan International and Lihua International. These represent U.S. listed companies with substantial majority of their business activity in China, none are directly in the fire products and services industry; selection critera: companies with US$100mm to US$500mm market capitalizations.*
2. *These companies are global leaders in fire products and services, although either such business activity is only a small portion of their overall business activities, and/or their exposures in China are not significant to their overall business activities.*

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Preliminary Valuation Analysis Relative Trading Valuations Over Time ___________________________ Source: FactSet estimates (as of Apr 5, 2011) 1. Refer to footnotes on the previous page for details and commentaries on the U.S. Listed Chinese Companies and Global Fire Products and Services Companies. 2. Due to lack of data and/or multiples not meaningful for some of the U.S. Listed Chinese Companies for certain times, some data points have been excluded and/or extrapolated . 3 0x 5x 10x 15x 20x 25x Apr-08 Aug-08 Dec-08 Apr-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 EV / NTM EBITDA Price / NTM EPS 0x 5x 10x 15x 20x 25x 30x Apr-08 Aug-08 Dec-08 Apr-09 Jul-09 Nov-09 Mar-10 Jul-10 Nov-10 Mar-11 Amber China Security & Surveillance Technology Hollysys Automation Technologies China Automation Group U.S. Listed Chinese Companies (1,2) Global Fire Products and Services Companies (1) Last 3 Yrs Last 2 Yrs LTM (Average) 4.6x 3.9x 3.6x China Security & Surveillance Technology 10.3x 10.3x 11.5x Hollysys Automation Technologies 7.2x 7.5x 7.7x Global Fire Products and Services Companies 6.7x 6.3x 5.3x U.S. Listed Chinese Companies 7.7x 9.0x 9.3x China Automation Group 6.8x 6.5x 4.6x Amber Last 3 Yrs Last 2 Yrs LTM (Average) 4.8x 4.1x 4.3x China Security & Surveillance Technology 12.5x 14.7x 16.2x Hollysys Automation Technologies 13.0x 14.0x 14.2x Global Fire Products and Services Companies 8.9x 9.0x 7.4x U.S. Listed Chinese Companies 12.7x 14.9x 14.9x China Automation Group 9.0x 8.8x 6.5x Amber 9

46.8 69.1 81.2 80.0 88.9 107.6 115.5 121.3 127.4 2007A 2008A 2009A 2010A 2011E 2012E 2013E 2014E 2015E Historical and Projected Financial Performance Preliminary Valuation Analysis 25.7 39.4 47.1 41.3 44.2 50.7 53.3 56.0 58.8 2007A 2008A 2009A 2010A 2011E 2012E 2013E 2014E 2015E Revenue (US$mm) Gross Profit (US$mm) Historical Management Plan(2) Historical Management Plan(2) 47.7% 17.5% (1.5)% 11.1% 5.0% 5.0% 21.1% 7.3% Broker’s Estimate(1): 91.7 110.1 Broker’s Estimate(1): 44.0 (48.0%) 51.7 (47.0%) ___________________________ Source: Company filings, Management Plan, broker research report 1. Based on Roth Capital Partner’s research report published on March 23, 2011 (only broker with forecasts available). 2. Based on Management Plan projections provided by Amber Management on April 7, 2011. 57.2% 58.0% 51.6% 49.8% 46.2% 46.2% 47.1% 46.2% 54.9% 44.1% Yoy growth: Gross margin: 10

16.8 24.7 24.4 15.4 16.9 19.5 20.3 21.4 22.7 2007A 2008A 2009A 2010A 2011E 2012E 2013E 2014E 2015E 16.3 25.1 28.4 18.4 19.5 22.6 23.5 24.6 25.9 2007A 2008A 2009A 2010A 2011E 2012E 2013E 2014E 2015E Historical and Projected Financial Performance (Cont’d) EBITDA (US$mm) Net Income (US$mm) Preliminary Valuation Analysis Historical Historical 35.1% 34.9% 22.9% 22.0% 20.3% 20.3% 21.0% 20.3% 33.0% 35.8% 30.0% 19.2% 19.0% 17.7% 17.7% 18.1% 17.6% 35.9% ___________________________ Source: Company filings, Management Plan, broker research report 1. Based on Roth Capital Partner’s research report published on March 23, 2011 (only broker with forecasts available). 2. Based on Management Plan projections provided by Amber Management on April 7, 2011. Broker’s Estimate(1): 18.9 (20.6%) 23.0 (20.9%) Broker’s Estimate(1): 16.2 (17.7%) 19.3 (17.5%) Underlying EBITDA margin: Underlying net income margin: Management Plan(2) Management Plan(2) 11

DCF Analysis

Preliminary Valuation Analysis

Indicative DCF Valuation Summary[1]

US$ in millions, year ending December 31st	2011E	2012E	2013E	2014E	2015E	CAGR
EBITDA	**$19.5**	**$22.6**	**$23.5**	**$24.6**	**$25.9**	*7.3%*
Add: other income	0.8	0.8	0.8	0.8	0.8	
Less: depreciation and amortization	(0.9)	(1.1)	(1.2)	(1.2)	(1.3)	
Adj. EBIT	**$19.4**	**$22.3**	**$23.1**	**$24.2**	**$25.4**	*6.9%*
Less: taxes	(2.9)	(3.3)	(3.5)	(3.6)	(3.8)	
After-tax adj. EBIT	**$16.5**	**$19.0**	**$19.7**	**$20.6**	**$21.6**	*6.9%*
Add: depreciation and amortization	0.9	1.1	1.2	1.2	1.3	
Add: stock-based compensation	4.0	4.0	4.0	-	-	
Less: net change in working capital	(5.4)	(16.8)	(7.0)	(5.2)	(5.4)	
Less: net change in net other assets	(1.3)	(2.8)	(1.2)	(0.9)	(0.9)	
Less: Capex	(1.5)	(1.5)	(1.5)	(1.5)	(1.5)	
Unlevered free cash flow	**$13.2**	**$3.0**	**$15.1**	**$14.3**	**$15.0**	*3.3%*
Terminal value (assumes 10x terminal LTM EBITDA multiple)					$258.8	
Total free cash flow	**$13.2**	**$3.0**	**$15.1**	**$14.3**	**$273.8**	
Multiply: discount factor (assumes 11.0% WACC)	0.97x	0.90x	0.81x	0.73x	0.66x	
Discounted free cash flow[2]	**$6.4**	**$2.7**	**$12.2**	**$10.4**	**$180.4**	

Present value of total cash flows (implied enterprise value)	**212.2**
Add: net cash (adjusted for minority interests)	28.1
Impied equity value	**240.3**
Diluted shares outstanding (mm) [3]	29.5
Implied value per share	**$8.15**

1. *Based on Management Plan projections provided by Amber Management on April 7, 2011.*
2. *Assumes transaction closing on June 30, 2011 with 50% contribution of FY2011E's free cash flow to valuation.*
3. *Assumes share price of US$9.00 for the purposes of the treasury stock method calculation.*

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DCF Analysis (Cont’d) Preliminary Valuation Analysis Implied EV (US$mm) Implied Equity Value (US$mm) Implied Share Price (US$) Implied Perpetuity Growth Rate (%) 4 Terminal LTM EBITDA Multiple 212 8.0x 9.0x 10.0x 11.0x 12.0x 10.0% 184 202 219 237 255 10.5% 181 198 216 233 250 WACC 11.0% 178 195 212 229 246 11.5% 175 192 209 225 242 12.0% 172 189 205 222 238 Terminal LTM EBITDA Multiple 240 8.0x 9.0x 10.0x 11.0x 12.0x 10.0% 212 230 248 265 283 10.5% 209 227 244 261 279 WACC 11.0% 206 223 240 257 274 11.5% 203 220 237 254 270 12.0% 201 217 233 250 266 Terminal LTM EBITDA Multiple 8 8.0x 9.0x 10.0x 11.0x 12.0x 10.0% 7.19 7.79 8.39 8.99 9.59 10.5% 7.09 7.68 8.27 8.86 9.44 WACC 11.0% 6.99 7.57 8.15 8.72 9.30 11.5% 6.89 7.46 8.03 8.60 9.16 12.0% 6.80 7.36 7.91 8.47 9.03 Terminal LTM EBITDA Multiple 0 8.0x 9.0x 10.0x 11.0x 12.0x 10.0% 2.2% 3.0% 3.7% 4.2% 4.7% 10.5% 2.7% 3.5% 4.1% 4.7% 5.2% WACC 11.0% 3.1% 3.9% 4.6% 5.2% 5.6% 11.5% 3.6% 4.4% 5.1% 5.6% 6.1% 12.0% 4.0% 4.8% 5.5% 6.1% 6.5% 13

Historical Comparable Transactions

Preliminary Valuation Analysis

Precedent Transactions

Announced	Acquiror Name	Target Name	Primary Business	EV (for 100%) (US$ mm)	EV/LTM Revenue	EV/LTM EBITDA
11/09	United Technologies	GE Security	Provides products in intrusion and fire detection, access and building control, video surveillance, explosive and drug detection and key management	$1,820	1.52x	9.0x
08/09	United Technologies	GST Holdings	Engages in the development, manufacture, sale, and installation of intelligent fire detection and control systems, and automatic and intelligent securities systems for residential, commercial, and industrial uses in China	$271	1.54x	8.9x
08/07	Schneider Electric	Pelco	Designs, develops and manufactures video security systems	$1,220	2.27x	22.0x
03/07	United Technologies	Initial Electronic Security	Designs and manufactures Intrusion detection, CCTV, fire detection and monitoring, access control & software	$1,160	2.00x	11.8x
05/06	Assa Abloy	Fargo Electronics	Manufactures access control and desktop plastic care personalization products	$300	3.63x	18.6x
11/04	General Electric	Edwards Systems Technology	Manufactures fire detection, security, emergency evacuation systems and life safety products	$1,395	3.10x	12.8x
03/05	United Technologies	Lenel	Provides software and integrated systems for the corporate security market and government security markets	$400	5.71x	20.0x
03/05	Axsys Technologies	Diop	Manufactures infrared optical lens assemblies and high-end thermal imaging cameras as well as video surveillance products and equipment	$55	2.51x	14.3x
05/04	Schneider Electric	Andover Controls	Manufactures systems for lighting, access control, HVAC, integrated security management, and process control applications	$403	2.38x	11.8x
03/04	General Electric	Invision Technologies	Manufactures explosives detection systems	$1,039	2.49x	9.8x
10/03	Honeywell	Silent Witness	Manufactures surveillance products such as CCTV, digital storage devices and related products for institutional markets	$57	1.32x	9.1x
12/01	General Electric	Interlogix	Designs, develops, and manufactures systems and services in the security, life and safety, and access control markets	$983	1.57x	9.7x
08/01	Tyco International	Sensormatic	Manufactures and distributes electronic security systems to the retail, commercial and industrial markets	$2,300	2.10x	14.1x
12/00	Kaba Holding	Unican Security Systems	Develops and manufactures mechanical and electronic access control products	$594	1.80x	9.1x
12/00	Tyco International	Simplex	Manufactures fire safety control panels, devices and software	$1,150	N/A	N/A
11/00	Assa Abloy	HID	Manufactures electronic security systems	$250	N/A	N/A
12/99	Honeywell	Pittway	Manufactures and distributes burglar and fire alarm equipment and security products	$2,200	1.39x	10.3x
				Average	**2.4x**	**12.8x**
				Median	**2.1x**	**11.8x**
				1st Quartile	**1.6x**	**9.4x**
				3rd Quartile	**2.5x**	**14.2x**

Bain Capital's Offer: 12.9x LTM EBITDA

Source: Press releases, company filings, Wall Street research, BarCap estimates

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30% 36% 36% 41% 39% 34% 2006 2007 2008 2009 2010 2011YTD 24% 36% 36% 42% 36% 33% 2006 2007 2008 2009 2010 2011YTD 25% 33% 32% 40% 36% 32% 2006 2007 2008 2009 2010 2011YTD Historical U.S. Takeover Premia(1) 1 Day Premium (2) 1 Week Premium (2) 1 Month Premium (2) Average Precedent Premium: 32% Average Precedent Premium: 35% Average Precedent Premium: 33% Bain Capital’s Offer Premium: 46% Bain Capital’s Offer Premium: 52% Bain Capital’s Offer Premium: 47% ___________________________ Source: Dealogic 1. Based on M&A deals of US-listed targets with deal consideration between US$100-US$500mm and where more than a 50% stake was acquired; 2011YTD as of April 2, 2011 2. Represents premium paid to the target's shareholders based on the target's closing share price one day / one week (7 days) / one month (30 days) prior to the announcement date. 6 Preliminary Valuation Analysis 15

Preliminary Valuation Analysis Illustrative LBO Analysis Bain Capital’s Non-Binding Offer Exit in Year 3 – Indicative IRR(1) Exit in Year 4 - Indicative IRR(1) US$ in millions unless otherwise noted 7 ___________________________ 1. Based on Management Plan projections provided by Amber Management on April 7, 2011. Debt 60.0 Payment to shareholders 265.5 Equity 184.5 Cash on balance sheet 21.0 Total Sources 265.5 Total Uses 265.5 Uses of Funding Sources of Funding Entry date 30-Jun-11 Interest rate on debt 5.5% Interest rate on cash 1.4% Marginal tax rate 15% Minimum cash balance 7.0 Dividend upstream payout ratio 75% Other Key Assumptions Acquisition Price $7.00 $8.00 $9.00 $10.00 $11.00 9.7x 11.3x 12.9x 14.5x 16.1x 8.0x 32.9% 23.9% 16.9% 11.2% 6.5% 9.0x 36.4% 27.1% 20.0% 14.2% 9.4% 10.0x 39.8% 30.3% 22.9% 17.0% 12.1% 11.0x 43.0% 33.2% 25.7% 19.7% 14.6% 12.0x 46.0% 36.1% 28.4% 22.2% 17.1% Exit LTM EBITDA Multiple Implied FY10A EBITDA Acquisition Price $7.00 $8.00 $9.00 $10.00 $11.00 9.7x 11.3x 12.9x 14.5x 16.1x 8.0x 36.7% 29.7% 24.1% 19.6% 15.8% 9.0x 38.6% 31.5% 25.9% 21.3% 17.5% 10.0x 40.5% 33.3% 27.6% 22.9% 19.0% 11.0x 42.3% 34.9% 29.2% 24.5% 20.5% 12.0x 44.0% 36.6% 30.8% 26.0% 22.0% Exit LTM EBITDA Multiple Implied FY10A EBITDA 16

Appendices

Trading Comparables

Appendix

Company Name	Share Price (as of Apr 5, 2011)	Equity Value US$mm	EV US$mm	EV/EBITDA 2010A	EV/EBITDA 2011E	EV/EBITDA 2012E	P/E 2010A	P/E 2011E	P/E 2012E	PEG 2011E
Amber	USD 6.1	176	148	**8.1x**	**7.8x**	**6.4x**	**11.4x**	**10.9x**	**9.2x**	**0.7x**
China Industrial Technology Companies										
China Automation Group	HKD 6.3	833	841	13.7x	11.1x	8.8x	19.2x	15.2x	12.5x	1.0x
China Security & Surveillance Technology	USD 4.6	444	692	6.0x	4.7x	3.9x	5.7x	4.5x	3.7x	0.3x
Hollysys Automation Technologies	USD 13.5	743	687	15.2x	13.3x	10.7x	18.2x	18.1x	14.9x	1.0x
Mean				**11.6x**	**9.7x**	**7.8x**	**14.4x**	**12.6x**	**10.4x**	**0.8x**
Median				**13.7x**	**11.1x**	**8.8x**	**18.2x**	**15.2x**	**12.5x**	**1.0x**
Select U.S. Listed China Companies [1]										
China Information Technology	USD 2.5	131	203	4.2x	3.7x	na	3.8x	3.2x	na	na
China Sunergy	USD 4.1	183	322	4.1x	4.0x	2.9x	3.5x	4.9x	3.8x	na
China Valves Technology	USD 4.2	148	128	2.2x	1.9x	1.6x	3.3x	3.2x	2.8x	0.2x
China XD Plastics	USD 4.7	226	231	6.2x	3.9x	na	8.0x	4.9x	na	0.2x
Fushi Copperweld	USD 8.3	316	199	2.8x	2.8x	2.4x	9.6x	7.1x	6.0x	0.5x
Jinpan International	USD 11.9	196	209	11.0x	8.0x	6.0x	14.5x	10.2x	7.7x	0.3x
Lihua International	USD 8.9	266	177	3.2x	2.2x	na	6.4x	4.8x	na	na
Mean				**4.8x**	**3.8x**	**3.2x**	**7.0x**	**5.5x**	**5.1x**	**0.3x**
Median				**4.1x**	**3.7x**	**2.6x**	**6.4x**	**4.9x**	**4.9x**	**0.3x**
Global Fire Products and Services Companies [2]										
Honeywell International	USD 59.1	46,359	50,474	12.1x	8.7x	7.8x	22.6x	15.3x	13.1x	1.2x
Tyco International	USD 47.2	22,337	24,435	9.0x	7.4x	6.9x	nm	14.8x	12.6x	1.4x
United Technologies Corp.	USD 85.4	78,670	86,140	9.8x	8.9x	8.2x	17.7x	16.0x	14.0x	1.3x
Mean				**10.3x**	**8.3x**	**7.6x**	**20.2x**	**15.4x**	**13.3x**	**1.3x**
Median				**9.8x**	**8.7x**	**7.8x**	**20.2x**	**15.3x**	**13.1x**	**1.3x**

Source: FactSet estimates (as of Apr 5, 2011) calendarized to December year ends, company filings

1. *These represent U.S. listed companies with substantial majority of their business activity in China, none are directly in the fire products and services industry. Selection criteria: companies with US$100mm to US$500mm market capitalizations.*
2. *These companies are global leaders in fire products and services, although either such business activity is only a small portion of their overall business activities, and/or their exposures in China are not significant to their overall business activities.*

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Comparable WACC Analyses

Appendix

Weighted Average Cost of Capital Analysis

I.	**Cost of Debt (Kd):**		
	(a)	Estimated Cost of Debt (1)	5.5%
	(b)	Tax Rate	15.0%
	(c) = (a)*(1-(b))	**After-tax Cost of Debt**	**4.7%**
II.	**Cost of Equity (Ke):**		
	(d)	Risk Free Rate (2)	3.8%
	(e)	Target Beta (3)	1.21
	(f)	Market Risk Premium (4)	6.7%
	(g) = (d) + (e)*(f)	**Cost of Equity**	**11.9%**
III.	**Weighted Average Cost of Capital (K):**		
		Debt to Equity Ratio (5)	10.0%
	(h)	Debt / Capitalization	9.1%
	(i)	Equity / Capitalization	90.9%
	(h)*(c)+(i)*(g)	**WACC**	**11.3%**

Target Beta Calculation

(US$mm) **China Industrial Technology Companies**	**Net Debt/ Equity**	**Levered Beta (6)**	**Tax Rate**	**Unlevered Beta**
Amber	0.0%	1.15	17.3%	1.15
China Automation Group Ltd.	0.0%	0.73	7.8%	0.73
China Security & Surveillance Technology Inc.	37.4%	1.68	16.4%	1.28
Hollysys Automation Technologies Ltd.	0.0%	1.10	21.8%	1.10
Mean				**1.06**
Median				**1.12**
Select U.S. Listed China Companies				
China Information Technology	10.2%	1.25	18.1%	1.15
China Sunergy Co. Ltd. ADS	61.2%	1.41	9.7%	0.91
China Valves Technology Inc.	0.0%	0.87	25.1%	0.87
China XD Plastics Co. Ltd.	0.0%	0.57	42.5%	0.57
Duoyuan Global Water Inc. ADS	0.0%	1.12	27.0%	1.12
Fushi Copperweld Inc.	0.0%	1.41	7.7%	1.41
Jinpan International Ltd.	8.8%	1.31	24.2%	1.23
Mean				**1.04**
Median				**1.12**
Global Fire Products and Services Companies				
Honeywell International Inc.	32.8%	1.15	28.4%	0.93
United Technologies Corp.	27.4%	1.00	27.9%	0.84
Tyco International Ltd.	17.1%	0.99	10.9%	0.86
Mean				**0.87**
Median				**0.86**
Overall Mean (Excluding Global Fire Products and Services Companies)				**1.05**
Overall Median (Excluding Global Fire Products and Services Companies)				**1.12**

1. Based on the term sheet in Bain Capital's offer.
2. Bloomberg China 10-year Government Bond Index, as of April 5, 2011.
3. Based on median of Chinese peers' unlevered beta.
4. Long-term estimation from Ibboston 2010 report.
5. Assumes a lower sustainable leverage than the initial leverage proposed by Bain Capital's offer.
6. 2-year daily adjusted beta from Bloomberg (as of April 5, 2011).

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Disclaimer The following pages contain material that was provided to the Special Committee of Board of Directors (the “Special Committee”) of China Fire & Security Group, Inc./the company by the code name of Amber (the “Company”) by Barclays Capital. (“Barclays Capital”), the investment banking division of Barclays Bank PLC. The accompanying material was compiled or prepared on a confidential basis solely for consideration by the Special Committee and not with a view toward public disclosure under state and federal securities laws and no part of it may be reproduced, distributed or transmitted without the prior consent of Barclays Capital. The information contained in this material was obtained from the Company and other publicly available sources, and Barclays Capital has relied upon such information without independent verification thereof. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays Capital. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities described herein. Any estimates and projections for the Company contained herein have been prepared by management of the Company, were obtained from publicly available sources or are based upon such estimates and projections. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays Capital assumes no obligation to update or otherwise revise these materials. Because these materials were prepared for use in the context of a presentation to the Special Committee, the material was not prepared to comply with the disclosure standards set forth under state and federal securities laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Special Committee, neither the Company nor Barclays Capital nor any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material when used by persons other than the Special Committee. Barclays Capital, its affiliates and the individuals associated therewith may (in various capacities) have positions or deal in transactions or securities (or related derivatives) of the Company or any counterparty to the transaction contemplated herein. IRS Circular 230 Disclosure: Barclays Capital and its affiliates do not provide tax advice. Please note that (i) any discussion of U.S. tax matters contained in this communication (including any attachments) cannot be used by you for the purpose of avoiding tax penalties; (ii) this communication was written to support the promotion or marketing of the matters addressed herein; and (iii) you should seek advice based on your particular circumstances from an independent tax advisor. 19